UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________________________

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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Owlet, Inc.
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Owlet to Simplify Capital Structure through Exchange of Series A and Series B Warrants for Common Stock

LEHI, Utah, August 7, 2025 – Owlet, Inc. (“Owlet” or the “Company”) (NYSE: OWLT), the pioneer of smart infant monitoring, today announced an agreement with a majority of the holders of the Company’s Series A and Series B warrants to exchange their warrants for common stock.

“We’re very pleased to simplify our capital structure through today’s announced warrant exchange,” said Jonathan Harris, Owlet’s President. “The successful exchange of these warrants will be an important milestone that we believe improves the attractiveness of our stock, strengthens our capital structure, and supports the long-term success of the business.”

As a part of the exchange, the Company will issue an aggregate of 5,426,429 shares of common stock in exchange for 7,215,737 Series A warrants and 1,799,021 Series B warrants, which represents approximately 96% of the outstanding Series A warrants and all of the outstanding Series B warrants, respectively. The Series A warrants were initially issued in the Company’s February 2023 financing transaction and would otherwise expire in February 2028; the Series B warrants were initially issued in the Company’s February 2024 financing transaction and would otherwise expire in March 2029. The exchanges are subject to stockholder approval and other customary closing conditions set forth in the definitive agreement. The shares to be issued in the exchange will be subject to a 180-day lockup following the closing of the transaction.

Warrant holders participating in the exchange include Eclipse Ventures LLC, Trilogy Equity Partners, LLC, Kurt Workman, the Company’s Chief Executive Officer and member of the Board, and John Kim, a member of the Board. Warrant holders participating in the transaction and their affiliates, representing approximately 43% voting power of Owlet’s outstanding voting stock, have agreed to vote in favor of the exchange.

William Blair is acting as sole financial adviser, and Potter Anderson & Corroon LLP is serving as legal counsel, to a special committee of Owlet’s board of directors in connection with the exchange. Latham & Watkins LLP is serving as the Company’s legal counsel.

About Owlet, Inc.

Owlet’s digital health infant monitoring platform is transforming the journey of parenting. The Company (NYSE: OWLT), a small-cap healthcare growth equity, offers FDA-authorized medical and consumer pediatric wearables and an integrated HD visual and audio camera that provide real-time data and insights to parents who safeguard health, optimize wellness, and ensure peaceful sleep for their children.

Since 2012, over two million parents worldwide have used Owlet’s platform contributing to one of the largest collections of consumer infant health and sleep data. The Company continues to develop software and digital data solutions to bridge the current healthcare gap between hospital and home and bring new insights to parents and caregivers globally. Owlet believes that every child deserves to live a long, happy, and healthy life. To learn more, visit www.owletcare.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the closing of the warrant exchange transaction and the Company’s expectations regarding the benefits of the warrant exchange transaction. In some cases, you can identify forward-looking statements by terms such as “estimate,” “may,” “believes,” “plans,” “expects,” “anticipates,” “intends,” “goal,” “potential,” “upcoming,” “outlook,” “guidance,” the negation thereof, or similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. For all such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. The Company’s actual results, performance or achievements may differ materially from any future results, performance or achievements expressed or implied by our forward-looking statements. Many important factors could affect the Company’s future results and cause those results to differ materially from those expressed in or implied by the Company’s forward-looking statements. Such factors include, but are not limited to, the Company’s ability to secure stockholder approval for the exchange and satisfy the other closing conditions set forth in the exchange agreement; the possibility that Owlet may be adversely affected by other economic, business, regulatory, competitive or other factors, such as changes in discretionary consumer spending and consumer preferences; and other risks and uncertainties set forth in the Company’s other releases, public statements and filings with the U.S. Securities and Exchange Commission (“SEC”), including those identified in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as updated in the Company’s quarterly reports on Form 10-Q, as any such factors may be updated from time to time in the Company’s other filings with the SEC. All such forward-looking statements attributable to the Company or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Moreover, the Company operates in an evolving environment. Except as required by law, the Company assumes no obligation to update any forward-looking statements after the date of this press release, whether because of new information, future events or otherwise, although Owlet may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties.

No Offer or Solicitation

This press release shall not constitute a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction. This press release is not intended to nor does it constitute an offer to sell or purchase, nor a solicitation of an offer to sell, buy or subscribe for any securities, nor is it a solicitation of any vote in any jurisdiction pursuant to the proposed exchange transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be deemed to be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

Additional Information and Where to Find It

This press release may be deemed to be solicitation material in respect of obtaining the stockholder approval needed to consummate the exchange of the warrants described above (the “Stockholder Approval”). In connection with obtaining the Stockholder Approval, the Company expects to file a proxy statement on Schedule 14A and other relevant materials with the SEC. This communication does not constitute a solicitation of any vote or approval. SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY ALL RELEVANT DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE EXCHANGES. Copies of the proxy statement and other relevant materials and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, stockholders may obtain free copies of the proxy statement and other relevant materials through the website maintained by the SEC at http://www.sec.gov. or by directing a request to: Owlet, Inc., 2940 West Maple Loop Drive, Suite 203 Lehi, Utah 84043.

Participants in the Solicitation

The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the Stockholder Approval. Information about the directors and executive officers of the Company is set forth in the Company's Annual Report on Form 10-K/A filed with the SEC on April 30, 2025. Other information regarding the persons who may be deemed participants in the proxy solicitations in connection with the exchanges of the warrants, and a description of any interests that they have in the exchanges, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the Stockholder Approval when they become available. Stockholders, potential investors and other interested persons should read the proxy statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above.

Contacts

Investor Relations:ir@owletcare.com

Media:pr@owletcare.com